UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2011 (October 31, 2011)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 31, 2011, NeurogesX, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter and nine months ended September 30, 2011 and held a teleconference to review these results and discuss recent developments. A copy of the press release and script are filed as Exhibit 99.1 and 99.2, respectively, to this Form 8-K, the contents of which are incorporated by reference into this Item 2.02.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 27, 2011, the board of directors of the Company committed to a restructuring plan whereby the Company is reducing its workforce by 26 individuals. The Company communicated the plan to the impacted employees on October 28, 2011 with the expectation that their last day of employment will be November 2, 2011. The impacted employees are eligible to receive severance contingent on their signing of a general release with the Company. Assuming that all employees are paid severance, the Company expects to record an approximately $0.8 million in cash charge in the fourth quarter. The Company also expects that there will be an additional non-cash compensation charge, the amount of which has not yet been determined, related to modifications to the impacted employee’s equity awards under the 2000 Stock Plan and 2007 Stock Plan.

Item 8.01.	Other Events

The discussion set forth in Item 2.02 above is hereby incorporated by reference into this Item 8.01, as well as the contents of the press release filed as Exhibit 99.1, and is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release entitled “NeurogesX Reports Third Quarter 2011 Results.”

Exhibit 99.2	Script of October 31, 2011 teleconference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: October 31, 2011	By:	/S/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT LIST

Exhibit 99.1	Press release entitled “NeurogesX Reports Third Quarter 2011 Results.”

Exhibit 99.2	Script of October 31, 2011 teleconference.